Exhibit 99.1

EnerNOC Media Relations: Sarah McAuley 617.532.8195 news@enernoc.com	Investor Relations: ir@enernoc.com
EnerNOC Reports Fourth Quarter and Full Year 2016 Results

Boston, March 14, 2017 -- EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of demand response solutions and energy intelligence software (EIS), today announced results for the fourth quarter and full year ended December 31, 2016.
“In 2016, the position of demand response as a critical resource was affirmed by the Supreme Court of the United States, international demand response opportunities continued to develop particularly in Asia, and we extended our global market leadership position. On the software side of the business, although we had a number of strategic sales wins and more recently have seen indicators of accelerated market adoption, the near-term opportunity has materialized much more slowly than we expected,” said Tim Healy, Chairman and CEO of EnerNOC.
“As a result, we have taken significant steps to align the level of investment in our software business with the near-term market opportunity. We continue to be focused on making proactive decisions that maximize long-term shareholder value and position each of our businesses for success. To that end, we have concluded that it is in the interest of our customers, employees, and shareholders to explore potential alternatives to our current structure. This may include the sale or separation of one or more of our business units, a sale of the company, or other alternatives,” continued Healy.

Summary Financial Results
In Thousands, Except Per Share Amounts
	Q4 2016	Q4 2015	FY 2016	FY 2015
Revenue
Demand Response	$34,805	$32,770	$336,666	$317,792
Software	15,299	26,439	67,293	81,792
Total Revenue	$50,104	$59,209	$403,959	$399,584

Net Loss	$(30,599)	$(128,980)	$(50,410)	$(185,075)
Net Loss Per Diluted Share	$(1.04)	$(4.51)	$(1.72)	$(6.51)

Cash Provided by (Used in) Operations	$20,119	$19,639	$(44,769)	$3,172
Free Cash Flow [1]	$18,103	$13,734	$(60,473)	$(20,457)
Adjusted EBITDA[1]
Demand Response adjusted EBITDA	$(2,353)	$(4,356)	$68,427	$52,274
Software adjusted EBITDA	(4,885)	(9,212)	(53,505)	(58,300)
Corporate unallocated expenses	(4,457)	(5,990)	(18,905)	(18,033)
Consolidated adjusted EBITDA[1,2]	$(11,695)	$(19,558)	$(3,983)	$(24,059)
1 Please refer to "Statement on Use of Non-GAAP Financial Measures" for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Consolidated adjusted EBITDA excludes gains on the sale of businesses. Prior period results have been updated to conform to current period presentation.

Recent Highlights

•	Awarded a 200 megawatt exclusive demand response contract by Taiwan Power Company.

•	Awarded a 60 megawatt demand response contract by Kyushu Electric Power Company as part of the first phase of competitively tendered demand response capacity in Japan.

•	Signed new multi-million-dollar contracts with FirstEnergy and PECO to deliver demand response capacity in Pennsylvania.

•	Grew full year subscription software revenue by 40%, after removing revenues from a divested product line.[1]

•
Established a strategic partnership with Brookfield Global Integrated Solutions (BGIS) to deliver an integrated energy management and facility optimization solution to commercial buildings; BGIS is a leader in the real estate management services industry with a property portfolio of approximately 30,000 buildings globally.

•
Entered the Mexican energy procurement market and announced an advisory contract with a leading automotive systems and components supplier to provide procurement services in this recently liberalized market.

•	Generated $20 million of cash from operating activities in the fourth quarter, and ended the year with $98 million of cash.

[1]	The Company divested its utility customer engagement software business in August 2016.
Company Issues First Quarter and Full Year 2017 Guidance
The Company today issued guidance for the first quarter and full year 2017. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending March 31, 2017
Total Revenue (in millions)	$41-$47
Demand Response Revenue	$30-$34
Software Revenue	$11-$13
GAAP Net Loss Per Diluted Share	($1.49)-($1.39)
Consolidated adjusted EBITDA[1] (in millions)	($23)-($20)
1 Refer to “Statement on Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures

Guidance for the Year Ending December 31, 2017
Total Revenue (in millions)	$310-$340
Demand Response Revenue	$260-$280
Software Revenue	$50-$60
GAAP Net Loss Per Diluted Share	($2.57)-($2.07)
Consolidated adjusted EBITDA[1] (in millions)	($20)-($5)
Demand Response adjusted EBITDA[1] (in millions)	$20-$30
Software adjusted EBITDA[1] (in millions)	($20)-($15)
Corporate unallocated expenses[1] (in millions)	~($20)
1 Refer to “Statement on Use of Non-GAAP Financial Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 9:00 a.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.230.1059 and using access code "ENOC." The conference call may be accessed outside of the United States by dialing +1.612.234.9959 and using access code "ENOC." The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately one hour after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 418131 or by accessing the webcast replay on the Company's investor relations website.
About EnerNOC
EnerNOC is a leading provider of demand response solutions and energy intelligence software (EIS). EnerNOC offers access to more demand response programs worldwide than any other provider, providing enterprises a valuable payment stream to further enhance bottom line results and utilities and grid operators a reliable, cost-effective demand-side resource. Also, with capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's SaaS platform helps enterprises control energy costs, mitigate risk, and streamline compliance and sustainability reporting. For more information, visit www.enernoc.com.
EnerNOC, Inc. Safe Harbor Statement
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s energy intelligence software and demand response solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Demand Response	$34,805	$32,770	$336,666	$317,792
Software	15,299	26,439	67,293	81,792
Total revenues	50,104	59,209	403,959	399,584
Cost of revenues	30,376	36,406	241,466	245,051
Gross profit	19,728	22,803	162,493	154,533
Operating expenses (income):
Selling and marketing	16,449	22,612	86,989	97,175
General and administrative	21,491	26,817	97,179	110,267
Research and development	4,240	7,475	26,269	29,287
Gains on sale of businesses	(270)	—	(19,875)	(2,991)
Restructuring and asset impairment charges	892	—	7,519	—
Goodwill impairment	—	108,763	—	108,763
Total operating expenses and income	42,802	165,667	198,081	342,501
Loss from operations	(23,074)	(142,864)	(35,588)	(187,968)
Other expense, net	(4,994)	(1,678)	(5,607)	(7,444)
Interest expense	(1,866)	(2,161)	(7,322)	(8,946)
Gain on early extinguishment of debt	—	9,230	—	9,230
Loss before income tax	(29,934)	(137,473)	(48,517)	(195,128)
(Provision for) benefit from income tax	(690)	8,487	(1,961)	10,010
Net loss	(30,624)	(128,986)	(50,478)	(185,118)
Net loss attributable to noncontrolling interest	(25)	(6)	(68)	(43)
Net loss attributable to EnerNOC, Inc.	$(30,599)	$(128,980)	$(50,410)	$(185,075)

Net loss attributable to EnerNOC, Inc. per common share
Basic	$(1.04)	$(4.51)	$(1.72)	$(6.51)
Diluted	$(1.04)	$(4.51)	$(1.72)	$(6.51)

Weighted average number of common shares used in computing net loss per share attributable to EnerNOC, Inc.
Basic	29,491,321	28,587,413	29,328,872	28,432,974
Diluted	29,491,321	28,587,413	29,328,872	28,432,974

EnerNOC, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$97,993	$138,120
Restricted Cash	1,062	464
Trade accounts receivable, net	36,722	43,355
Unbilled revenue	45,430	70,101
Capitalized incremental direct customer contract costs	2,290	33,917
Prepaid expenses and other current assets	10,906	7,654
Assets held for sale	3,415	—
Total current assets	197,818	293,611

Property and equipment, net	38,828	49,653
Goodwill and intangible assets, net	72,433	94,099
Deposits and other assets	3,223	6,351
Total assets	$312,302	$443,714

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,748	$6,002
Accrued capacity payments	63,943	104,278
Accrued expenses and other current liabilities	28,318	38,792
Deferred revenue	8,193	55,631
Liabilities held for sale	1,780	—
Total current liabilities	106,982	204,703

Deferred revenue	2,665	3,696
Other liabilities	7,521	9,118
Convertible senior notes	115,223	111,254
Total long-term liabilities	125,409	124,068

Total EnerNOC, Inc. stockholders' equity	79,680	114,644
Non-controlling interest	231	299
Total stockholders' equity	79,911	114,943
Total liabilities and stockholders' equity	$312,302	$443,714

EnerNOC, Inc.
Condensed Consolidated Statements of Cash Flow Data
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Condensed Consolidated Statements of Cash Flow Data	2016	2015	2016	2015
Cash provided by (used in) operating activities	$20,119	$19,639	$(44,769)	$3,172
Cash (used in) provided by investing activities	(1,342)	(4,636)	7,767	(93,731)
Cash used in financing activities	(509)	(20,348)	(2,511)	(22,723)
Effects of exchange rate changes on cash and cash equivalents	(1,444)	(325)	(16)	(3,298)
Net change in cash, cash equivalents and restricted cash	16,824	(5,670)	(39,529)	(116,580)
Cash, cash equivalents and restricted cash at beginning of period	82,231	144,254	138,584	255,164
Cash, cash equivalents and restricted cash at end of period	$99,055	$138,584	$99,055	$138,584

EnerNOC, Inc.
Statement on Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures, including consolidated adjusted EBITDA and free cash flow. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.
The GAAP measure most comparable to consolidated adjusted EBITDA is GAAP net income (loss) attributable to EnerNOC, Inc. and the GAAP measure most comparable to free cash flow is cash flow provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.
Use and Economic Substance of Non-GAAP Financial Measures
Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers consolidated adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. In addition, management considers free cash flow to be an indicator of the Company’s liquidity trend and performance of the business.
The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management makes as part of the non-GAAP measures:

•
Management defines consolidated adjusted EBITDA as net income (loss) attributable to EnerNOC, Inc., excluding depreciation, amortization and asset impairments; stock-based compensation; gains on the sale of businesses; direct and incremental expenses or gains associated with acquisitions, divestitures, reorganizations and escrow settlements; impairment of goodwill and intangible assets; restructuring charges; gains on extinguishment of debt, interest and other income (expense), net; and benefit from (provision for) income tax.

•
Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Consolidated adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information used by other companies, even where similarly titled, and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.
Reconciliation of Net Cash Provided By (Used In) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$20,119	$19,639	$(44,769)	$3,172
Subtract: Purchases of property and equipment and capitalization of internal use software	(2,016)	(5,905)	(15,704)	(23,629)
Free cash flow	$18,103	$13,734	$(60,473)	$(20,457)

EnerNOC, Inc.
Condensed Schedule of Segment Results
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
Segment Information	2016	2015	2016	2015
Revenues:
Demand Response
Grid operator	$21,743	$20,727	$274,728	$258,008
Utility	13,062	12,043	61,938	59,784
Total Demand Response Revenues	34,805	32,770	336,666	317,792

Software
Subscription software	5,833	5,651	24,799	19,885
Procurement solutions	8,035	10,554	35,603	36,428
Professional services	1,431	10,234	6,891	25,479
Total Software Revenues	15,299	26,439	67,293	81,792

Consolidated Revenues	$50,104	$59,209	$403,959	$399,584

Segment Adjusted EBITDA [1]:
Demand Response adjusted EBITDA	$(2,353)	$(4,356)	$68,427	$52,274
Software adjusted EBITDA	$(4,885)	$(9,212)	$(53,505)	$(58,300)
1 Please refer to the table, "Reconciliation of Net Loss Attributable to EnerNOC Inc. to Consolidated Adjusted EBITDA," for a reconciliation of segment adjusted EBITDA to net loss attributable to EnerNOC, Inc., which is the most directly comparable GAAP financial measure.

EnerNOC, Inc.
Reconciliation of Net Loss Attributable to EnerNOC, Inc. to Consolidated Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss attributable to EnerNOC, Inc.	$(30,599)	$(128,980)	$(50,410)	$(185,075)
Depreciation, amortization and asset impairments (1)	8,263	11,028	34,151	40,287
Stock-based compensation	2,220	3,199	12,455	14,585
Restructuring charges (2)	892	—	7,519	—
Gains on sale of businesses (3)	(270)	—	(19,875)	(2,991)
Direct and incremental expenses (gains) associated with acquisitions, divestitures, reorganizations and escrow settlements (4)	249	310	(2,713)	3,222
Impairment of goodwill and intangible assets	—	108,763	—	108,763
Gain on extinguishment of debt	—	(9,230)	—	(9,230)
Interest and other expense, net	6,860	3,839	12,929	16,390
Provision for (benefit from) income tax	690	(8,487)	1,961	(10,010)
Consolidated adjusted EBITDA	$(11,695)	$(19,558)	$(3,983)	$(24,059)

Demand Response adjusted EBITDA	$(2,353)	$(4,356)	$68,427	$52,274
Software adjusted EBITDA	$(4,885)	$(9,212)	$(53,505)	$(58,300)
Corporate unallocated expenses	$(4,457)	$(5,990)	$(18,905)	$(18,033)

[1]	Includes impairments of production equipment no longer in operation.

[2]	Includes employee related severance and retention costs, asset impairments, and contract termination costs associated with approved restructuring plans.

[3]	Consolidated adjusted EBITDA excludes gains on the sale of businesses. Prior period results have been updated to conform to current period presentation.

[4]
Includes expenses that are direct and incremental to business acquisitions and divestitures, including third party professional fees for legal, accounting and valuation services; employee related costs associated with reorganizing the business; and a gain recorded in the year ended December 31, 2016 associated with the recovery of an escrow settlement claim.

Non-GAAP Financial Guidance
This press release also includes estimates of future consolidated adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results is presented below:

	Three Months Ended				Year Ended
	March 31, 2017				December 31, 2017
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High

Projected GAAP Net Loss	($44)	($41)	($1.49)	($1.39)	($77)	($62)	($2.57)	($2.07)

Reconciling Adjustments:
Depreciation, amortization and asset impairments	$7	$7			$27	$27
Stock-based compensation	$3	$3			$12	$12
Impairment of goodwill and intangible assets	$6	$6			$6	$6
Interest and other expense, net	$2	$2			$8	$8
Provision for income taxes	$3	$3			$4	$4
Consolidated adjusted EBITDA	($23)	($20)			($20)	($5)

Demand Response adjusted EBITDA					$20	$30
Software adjusted EBITDA					($20)	($15)
Corporate unallocated expenses					($20)	($20)
Consolidated adjusted EBITDA					($20)	($5)

Weighted Average Number of Common Shares Outstanding-Diluted	29.6	29.6			30.0	30.0